UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K/A

Amendment No. 1 TO CURRENT REPORT Pursuant to

Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of report (Date of earliest event reported)  June 1, 2006 (May 25, 2006)

Sequa Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdictionof Incorporation)

                                  1-804                                                                13-1885030

                   (Commission File Number)                                  (IRS Employer Identification No.)

       200 Park Avenue, New York, New York                                                           10166

         (Address of Principal Executive Offices)                                                          (Zip Code)

(212) 986-5500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01        Changes in Registrant's Certifying Accountants.

On May 25, 2006, KPMG LLP (“KPMG”) formally advised Sequa Corporation, a Delaware corporation (the “Company”), that it was accepting the position as the Company’s independent auditors for the fiscal year ending December 31, 2006.  As previously reported on the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 16, 2006, at a meeting held on May 11, 2006, the Audit Committee of the Board of Directors of the Company dismissed Ernst & Young LLP (“E&Y”) as the Company’s independent auditors and approved the engagement of KPMG as the Company’s independent auditors for the fiscal year ending December 31, 2006.

During the fiscal years ended December 31, 2004 and December 31, 2005 and through May 25, 2006, neither the Company nor anyone acting on its behalf consulted KPMG regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or (2) any matter that was (a) either the subject of a “disagreement” as such term is defined in Item 304(a)(1)(iv) of Regulation S-K, or (b) a “reportable event” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                              SEQUA CORPORATION

                                                                              By: /s/ Kenneth J. Binder

                                                                                       Kenneth J. Binder

                                                                                       Senior Vice President, Finance

                                                                                       (acting chief financial officer)

Dated:  June 1, 2006